EXHIBIT 4.3

AMENDMENT NO. 2

Dated as of June 30, 2006

to

POOLING AND SERVICING AGREEMENT

Dated as of June 1, 2003

among

ASSET BACKED SECURITIES CORPORATION

Depositor

DLJ MORTGAGE CAPITAL, INC.

Seller

OCWEN LOAN SERVICING, LLC.

Servicer

and

WELLS FARGO BANK, N.A.

Trustee

Asset Backed Securities Corporation Home Equity Loan Trust 2003-HE3,
Asset Backed Pass-Through Certificates, Series 2003-HE3

THIS AMENDMENT NO. 2, dated as of June 30, 2006 (the “Amendment”), to the Pooling and Servicing Agreement (the “Pooling and Servicing Agreement”), dated as of June 1, 2003, is among ASSET BACKED SECURITIES CORPORATION, a Delaware corporation, as depositor (the “Depositor”), DLJ MORTGAGE CAPITAL, INC., a Delaware corporation, as seller (the “Seller”), OCWEN LOAN SERVICING, LLC. (f/k/a OCWEN FEDERAL BANK FSB), a Delaware limited liability company, as the servicer (in such capacity, the “Servicer”), and WELLS FARGO BANK, N.A., a successor by merger to WELLS FARGO BANK MINNESOTA, N.A., a national banking association, as trustee (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Depositor, the Seller, the Servicer and the Trustee entered into the Pooling and Servicing Agreement;

WHEREAS, Section 11.01 of the Pooling and Servicing Agreement permits amendments to the Pooling and Servicing Agreement time to time by the Depositor, the Seller, the Servicer and the Trustee, and if necessary, with the consent of the Counterparty (as described below), but without the consent of any of the Certificateholders, (i) to cure any ambiguity or defect, (ii) to correct, modify or supplement any provisions herein (including to give effect to the expectations of Certificateholders), (iii) to modify, eliminate or add to any of its provisions to such extent as shall be necessary or desirable to maintain the qualification of the Trust Fund as a REMIC at all times that any Certificate is outstanding or to avoid or minimize the risk of the imposition of any tax on the Trust Fund pursuant to the Code that would be a claim against the Trust Fund, provided that the Trustee, the Depositor, the Seller and the Servicer have received an Opinion of Counsel to the effect that (A) such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (B) such action will not adversely affect the status of the Trust Fund as a REMIC or adversely affect in any material respect the interest of any Certificateholder, or (iv) to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be inconsistent with the provisions of the Pooling and Servicing Agreement; provided that such action shall not, as evidenced by either (i) an Opinion of Counsel delivered to the Trustee, adversely affect in any material respect the interests of any Certificateholder or (ii) delivery to the Trustee of a letter from each Rating Agency confirming the then-current ratings of the Offered Certificates.  No amendment shall be deemed to adversely affect in any material respect the interests of any Certificateholder who shall have consented thereto, and no Opinion of Counsel shall be required to address the effect of any such amendment on any such consenting Certificateholder;

WHEREAS, this amendment gives effect to the expectations of the Certificateholders;

WHEREAS, the Depositor, the Seller and the Servicer desire to amend the Pooling and Servicing Agreement to amend the definition of “Trigger Event” as set forth in the Pooling and Servicing Agreement;

WHEREAS, the Trustee has received the a letter from each Rating Agency confirming that the ratings of the Offered Certificates will not be downgraded or withdrawn by this Amendment;

 WHEREAS, the Counterparty no longer remains Counterparty under the Yield Maintenance Agreement or is owed any amounts under the Pooling and Servicing Agreement and the consent of the Counterparty is no longer required for the adoption of any amendment to the Pooling and Servicing Agreement pursuant to Section 11.01 thereof;

NOW, THEREFORE, the parties hereto hereby agree as follows:

SECTION 1.

DEFINED TERMS.

For purposes of this Amendment, unless the context clearly requires otherwise, all capitalized terms which are used but not otherwise defined herein shall have the respective meanings assigned to such terms in the Pooling and Servicing Agreement.

SECTION 2.  AMENDMENTS TO THE POOLING AND SERVICING AGREEMENT.

The definition of “Trigger Event” as set forth in Section 1.01 of the Pooling and Servicing Agreement is hereby amended and restated in its entirety as follows:

“Trigger Event”:  A Trigger Event has occurred with respect to any Distribution Date on or after the Stepdown Date if (i) the Delinquency Percentage exceeds 40% of the Credit Enhancement Percentage for such Distribution Date or (ii) the cumulative Realized Losses as a percentage of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date is greater than the percentage set forth in the following table:

Range of Distribution Dates	Percentage
July 2006 – June 2007	2.75%*
July 2007 – June 2008	4.25%*
July 2008 – June 2009	5.75%*
July 2009 and thereafter	6.50%

_______________

*The percentages set forth in the table above are the percentage applicable for the first Distribution Date in the corresponding range of Distribution Date.  The percentage for each succeeding Distribution Date in a range increases incrementally by 1/12 of the positive difference between the percentage applicable to the first Distribution Date in that range and the percentage applicable to the first Distribution Date in the succeeding range.

SECTION 3.

EFFECT OF AMENDMENT.

Upon execution of this Amendment, the Pooling and Servicing Agreement shall be, and be deemed to be, modified and amended in accordance herewith and the respective rights, limitations, obligations, duties, liabilities and immunities of the Depositor, the Seller, the Servicer and the Trustee shall hereafter be determined, exercised and enforced subject in all respects to such modifications and amendments, and all the terms and conditions of this Amendment shall be deemed to be part of the terms and conditions of the Pooling and Servicing Agreement for any and all purposes.  Except as modified and expressly amended by this Amendment, the Pooling and Servicing Agreement is in all respects ratified and confirmed, and all the terms, provisions and conditions thereof shall be and remain in full force and effect.

SECTION 4.

BINDING EFFECT.

The provisions of this Amendment shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto, and all such provisions shall inure to the benefit of the Depositor, the Seller, the Servicer and the Trustee.

SECTION 5.  EFFECTIVE DATE.

The provisions of this Amendment and the changes to the Pooling and Servicing Agreement provided for herein shall be effective as of the date hereof.

SECTION 6.  GOVERNING LAW.

This Amendment shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

SECTION 7.  SEVERABILITY OF PROVISIONS.

If any one or more of the provisions or terms of this Amendment shall be for any reason whatsoever held invalid, then such provisions or terms shall be deemed severable from the remaining provisions or terms of this Amendment and shall in no way affect the validity or enforceability of the other provisions or terms of this Amendment.

SECTION 8.  SECTION HEADINGS.

The section headings herein are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof.

SECTION 9.  COUNTERPARTS.

This Amendment may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

[signature pages follow]

IN WITNESS WHEREOF, the Depositor, the Seller, the Servicer and the Trustee, have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

ASSET BACKED SECURITIES CORPORATION
as Depositor

By:  /s/ Lloyd Brown

Name: Lloyd Brown
Title: Vice President

DLJ MORTGAGE CAPITAL, INC.
as Seller

By:  /s/ Lloyd Brown

Name: Lloyd Brown
Title: Vice President

OCWEN LOAN SERVICING, LLC.,
as Servicer

By:  /s/ Richard Delgado

Name: Richard Delgado

Title: Authorized Representative

WELLS FARGO BANK, N.A.,
as Trustee

By:  /s/ Mary L. Sohlberg

Name: Mary L. Sohlberg

Title: Assistant Vice President